Exhibit 99.1

NON-GAAP FINANCIAL MEASURE

This section presents Adjusted EBITDA, a non-GAAP financial measure of performance which is derived from the historical consolidated financial statements of Discovery, Inc. (“Discovery”), which was renamed Warner Bros. Discovery, Inc. (“WBD”), the historical combined financial statements of the portion of the WarnerMedia segment of AT&T Inc. that was acquired by WBD (the “WarnerMedia Business”) and the unaudited pro forma condensed combined financial statements. Adjusted EBITDA should be considered in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with generally accepted accounting principles in the United States (“GAAP”).

WBD believes Adjusted EBITDA helps identify underlying trends and facilitate evaluation of period-to-period operating performance by eliminating items that are variable in nature and not considered by WBD management in the evaluation of ongoing operating performance, allowing comparison of recurring core business operating results over multiple periods. WBD also believes Adjusted EBITDA provides useful information about operating results, enhance the overall understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by WBD management for financial and operational decision-making. WBD believes Adjusted EBITDA or similarly titled non-GAAP measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies as a measure of financial performance. Other companies may calculate Adjusted EBITDA or similarly titled non-GAAP measures differently from the way these metrics are calculated in this document. As a result, the presentation of Adjusted EBITDA herein may not be comparable to similarly titled measures of other companies, limiting their usefulness as comparative measures. Reconciliations of this non-GAAP measure to the most comparable U.S. GAAP measure have been provided below.

WBD defines Adjusted EBITDA as net income (loss) attributable to common stockholders adjusted for (i) net income attributable to redeemable noncontrolling interests, (ii) net income attributable to noncontrolling interests, (iii) income tax expense (benefit), (iv) depreciation and amortization, (v) interest expense, net, (vi) other (income) expense, net, (vii) loss (income) from equity investees, net, (viii) loss on extinguishment of debt, (ix) restructuring and other charges, (x) impairment of goodwill and other intangible assets, (xi) employee share-based compensation, (xii) (gains) losses on disposition, (xiii) transaction costs directly related to acquisitions, integrations and other transactions, (xiv) amortization of the step-up to fair value of content related to acquisitions, and (xv) other items impacting comparability. WBD adjusts for these aforementioned items which impact comparability of financial performance between periods. WBD also excludes the depreciation of fixed assets, amortization of intangible assets, amortization of the step-up to fair value of content related to acquisitions, impairment of goodwill and other intangible assets, and employee share-based compensation, as these amounts do not represent cash payments in the current reporting period.

	Year ended December 31, 2021
	Historical Discovery	Historical WarnerMedia Business after Reclassification Adjustments	Pre-Merger Pro forma Adjustments [1]	Merger Pro forma Adjustments [1]	WBD Pro Forma Combined
Net income (loss) attributable to common stockholders	$1,006	$1,256	$(1,166)	$(4,388)	$(3,292)
Net income attributable to redeemable noncontrolling interests	53	—	—	—	53
Net income attributable to noncontrolling interests	138	—	—	—	138
Income tax expense (benefit)	236	261	(388)	(1,200)	(1,091)
Depreciation and amortization	1,582	3,852	—	3,774	9,208
Interest expense, net	633	368	1,554	—	2,555
Other income	(82)	(192)	—	—	(274)
Income (loss) from equity investees, net	18	(8)	—	—	10
Loss on extinguishment of debt	10	—	—	—	10
Employee share-based compensation[2]	167	187	—	37	391
Restructuring and other charges[3]	32	12	—	53	97
Transaction and integration costs[4]	95	353	—	1,207	1,655
(Gain) loss on disposition	(71)	223	—	—	152
Amortization of step-up to fair value of content related to acquisitions[5]	—	722	—	517	1,239

Adjusted EBITDA	$3,817	$7,034	$—	$—	$10,851

(1)	See unaudited pro forma condensed combined financial statements for details.
(2)	See footnote 6(k) of the unaudited pro forma condensed combined financial statements for details on employee share-based compensation.
(3)	See footnote 6(l) of the unaudited pro forma condensed combined financial statements for details on severance expense.
(4)	See footnotes 6(j) and 6(k) of the unaudited pro forma condensed combined financial statements for details on transaction and integration costs.
(5)	See footnote 5 of the unaudited pro forma condensed combined financial statements for details on amortization of step-up to fair value of content related to acquisitions.

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